Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT

          This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made as of March 18, 2011, by and between SOY ENERGY, LLC, an Iowa limited liability company (the “Borrower”), and OSM-REO FF, LLC, a Minnesota limited liability company (the “Lender”).

RECITALS

          A.       Borrower and Lender have entered into an Amended and Restated Loan Agreement dated as of September 30, 2010 (the “Loan Agreement”).

          B.       Borrower and Lender desire to amend the Loan Agreement pursuant to the terms of this Amendment.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender agree as follows:

          1.       Capitalized Terms. All capitalized terms used and not otherwise defined herein shall have the same meanings given to them in the Loan Agreement.

          2.       Amendments.

2.1	Amendments to Section 1.01.

(A)	The following definition is added to Section 1.01 of the Loan Agreement:

          “Adjusted Member Equity” – total member equity as determined by GAAP, less an amount equal to the reasonably estimated fair market value of the Tangible Property (as defined in the Security Agreement) listed on Schedule 2 to the Security Agreement to the extent such Tangible Property has not been incorporated into the Project.

(B)	The definition of Debt to Equity Ratio is amended to read as follows:

“Debt to Equity Ratio” – with respect to any fiscal period, the ratio of (i) Indebtedness to (ii) Adjusted Member Equity.

2.2	Amendment to Section 5.21. Section 5.21 of the Loan Agreement is amended to read as follows:

Section 5.21 Debt to Equity Ratio. Maintain at all times a Debt to Equity Ratio no greater than 1.0 to 1.0.

          3.      No Other Amendments Intended. Except as specifically provided herein, no other amendment of the Loan Documents is intended and all other terms and conditions of the Loan Documents shall remain in full force and effect and shall not be modified or released in any way by this Amendment. Borrower hereby ratifies and reaffirms all of Borrower’s obligations under the Loan Documents as amended hereby.

          4.      No Impairment of Lien. Nothing in this Amendment shall affect the lien of the Mortgage or any of the other Loan Documents or the priority of such liens over any other liens, charges, encumbrances or conveyances, nor release or change the liability of any party who may now be or after the date of this Amendment become, liable, primarily or secondarily, under the Loan Documents.

          5.       Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:

          a.          Qualification of Undersigned. The person executing this Amendment on behalf of Borrower is familiar with the facts herein represented and warranted and is duly authorized to represent and warrant the same and to execute this Amendment.

          b.          Representations and Warranties in Loan Documents. The representations and warranties of Borrower contained in the Loan Documents are true and correct in all material respects as of the date of this Amendment as if such representations and warranties were made effective as of such date.

          c.          Due Authorization. The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary action on the part of Borrower. This Amendment has been duly executed and delivered by Borrower and, assuming the due execution and delivery of this Amendment by Lender, constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally.

          d.          Borrower’s Claims; Release of Lender. Borrower acknowledges that all obligations under the Loan Documents remain in full force and effect and that Borrower has no defenses, counterclaims or claims of offset with regard to its obligations under the Loan Documents.

6.	Miscellaneous.

          a.          Lender’s Expenses. Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses incurred by Lender in connection with this Amendment including, but not limited to, legal expenses and attorneys’ fees sustained by Lender in connection with the preparation of this Amendment.

          b.          Severability; Counterparts. If any provision of this Amendment is adjudicated to be invalid, illegal or enforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Amendment will remain in full force and effect. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

c. Assignment. This Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

SOY ENERGY, LLC, an Iowa limited liability company

By:	/s/ Charles Sand

Name:	Charles Sand

Its:	Chairman

LENDER:

OSM-REO FF, LLC, a Minnesota limited liability company

By:	/s/ S. Lunde

Name:	Stephanie Lunde

Its:	Chief Manager